For Immediate Release

8x8, Inc. Reports Third Quarter Fiscal 2015 Financial Results

Record Revenue of $41.4 Million, Up 26% Year-Over-Year;
Non-GAAP Net Income of $4.1 Million, or $0.04 per Share, Representing 10% of Revenue

SAN JOSE, Calif. -- January 22, 2015 -- 8x8, Inc. (NASDAQ:EGHT), a provider of cloud-based unified communications, contact center and collaboration solutions, today reported financial results for the third quarter fiscal 2015 ended December 31, 2014.

Third Quarter Fiscal 2015 Financial Highlights:
  Total revenue for the quarter increased 26% year-over-year to $41.4 million.
  Service revenue for the quarter increased 27% year-over-year to $37.8 million.
  New monthly recurring revenue (MRR) sold by our midmarket and channel sales teams increased 42% year over year, representing 44% of new MRR sold in the quarter, compared with 35% in the same period last year.
  Average monthly service revenue per business customer increased 11% to a record $305, compared with $274 in the same period last year.

"8x8's results for the third quarter of fiscal 2015 were once again strong with record revenue, increasing ARPU and continued profitability driven by the successful execution of our midmarket growth strategies," stated 8x8 CEO Vik Verma. "The investments we've made in customer support, sales engineering and product development, in particular, are differentiating us from the competition further and enabling us to excel in areas such as security, reliability, breadth of services, time to value and global availability. With the recent senior executive appointments of Enzo Signore as Chief Marketing Officer and Puneet Arora as Senior Vice President of Global Sales, our management team is now fully prepared to embrace the tremendous market opportunity we see ahead for the company."

Mr. Verma added, "We are maintaining our guidance for annual revenue growth of approximately 26% in fiscal 2015, and we continue to expect non-GAAP net income as a percentage of revenue in the 8-10% range for fiscal 2015."

Additional Third Quarter and Year-to-Date Highlights:
  GAAP net income for the third quarter of fiscal 2015 was $444,000, or $0.01 per diluted share, compared with GAAP net income of $89,000, or $0.00 per diluted share, in the third quarter of fiscal 2014.
  Non-GAAP net income was $4.1 million, $0.04 per diluted share, or 10% of revenue, for the quarter, compared with $2.5 million, $0.03 per diluted share, or 8% of revenue, for the same period last year.
  Service margin was 80%, compared with 81% in the same period a year ago; overall gross margin was 72%, compared with 71% in the same year ago period.
  Monthly business service revenue churn was 1.0%, compared with 1.5% in the same period last year.

  Cash, cash equivalents and investments was $187.9 million in the third quarter of fiscal 2015, compared with $174.0 million in the same period last year; cash flow from operating activities was $13.8 million year to date.
  Ended the quarter with 41,051 business customers, up 11.7% compared with 36,753 customers in the same period a year ago.
  Recognized as the "2014 Emerging Cloud Partner of the Year" by Insight, Inc, a leading worldwide technology provider of hardware, software and service solutions at Synergy 2015, Insight's annual Partner Forum.
  Awarded five new U.S. patents and reported 100th patent milestone.
  Announced the appointment of Enzo Signore as Chief Marketing Officer.
  Announced the appointment of Puneet Arora as Senior Vice President of Global Sales.

Conference Call Information:

Management will host a conference call to discuss these results and other matters related to the Company's business today, January 22, 2015, at 4:30 pm ET. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID # 54803999) (404) 537-3406, international (Conference ID # 54803999)
Webcast:	http://investors.8x8.com/

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until midnight January 28, 2015. The webcast will be archived on 8x8's website for a period of one year. For additional information, visit http://investors.8x8.com.

8x8 also reported, in accordance with NASDAQ Listing Rule 5635(c)(4), that employment inducement awards were granted to Puneet Arora and 13 new employees in connection with their recent hiring. Mr. Arora received an option to purchase 117,702 shares of the Company's common stock with an exercise price of $8.93 per share, which is equal to the closing price of the Company's Common Stock on January 20, 2015. In addition, Mr. Arora received restrictive stock units ("RSUs") and performance share units ("PSUs") representing the right to receive up to 78,304 shares of common stock. Vesting of the option, RSUs and PSUs is subject to his continued service with the Company, and the PSUs are subject to additional vesting requirements based on future market prices of the common stock. The 13 other employees received restrictive stock units for 36,742 shares of the Company's Common Stock, subject to their continued employment.

About 8x8, Inc.

8x8, Inc. (NASDAQ:EGHT) is the trusted provider of secure and reliable cloud-based unified communications and virtual contact center solutions to more than 40,000 businesses operating in over 40 countries across six continents. 8x8's out-of-the-box cloud solutions replace traditional on-premise PBX hardware and software-based systems with a flexible and scalable Software as a Service (SaaS) alternative, encompassing cloud business phone service, contact center solutions, and web conferencing. For additional information, visit www.8x8.com, or www.8x8.com/UK or connect with 8x8 on Google+, Facebook, LinkedIn and Twitter.

Non-GAAP Measures

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP net income and non-GAAP net income per share

We have defined non-GAAP net income as net income for GAAP plus non-cash tax adjustments, stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, gain on patent sale, gain on disposal of discontinued operations, management transition and gain on escrow settlement. We have excluded gain on patent sale, gain on disposal of discontinued operations and gain on escrow settlement because we consider these to have been isolated transactions and believe these are not reflective of our ongoing operations, and this reduces comparability of periodic operating results when these are included. Non-cash tax adjustments represent the differences between the amount of taxes we expect to pay and our GAAP tax provision each period. We have excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of our common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. Amortization of acquired intangible assets is excluded because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance, as it relates to accounting for certain purchased assets. We have excluded acquisition-related expenses and management transition expenses because these expenses are difficult to predict and are often one-time. We define non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We define non-GAAP net income percentage of revenue as non-GAAP net income divided by revenue. The GAAP and non-GAAP weighted average number of diluted shares to calculate GAAP and non-GAAP earnings per share are the same.

We believe that such exclusions facilitate comparisons to our historical operating results and to the results of other companies in the same industry, and provides investors with information that we use in evaluating management's performance on a quarterly and annual basis.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, market acceptance of new or existing services and features, success of our efforts to target mid-market and larger distributed enterprises, changes in the competitive dynamics of the markets in which we compete, customer cancellations and rate of churn, impact of current economic climate and adverse credit markets on our target customers, our ability to scale our business, our reliance on infrastructure of third-party network services providers, risk of failure in our physical infrastructure, risk of failure of our software, our ability to maintain the compatibility of our software with third-party applications and mobile platforms, continued compliance with industry standards and regulatory requirements, risks relating to our strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of our acquisitions, the amount and timing of costs associated with recruiting, training and integrating new employees, introduction and adoption of our cloud communications and collaboration services in markets outside of the United States, and general economic conditions that could adversely affect our business and operating results. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Investor Relations Contact:
Joan Citelli
Joan.citelli@8x8.com
(408) 654-0970

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Service revenue	$37,802	$29,737	$108,199	$84,062
Product revenue	3,570	3,008	10,684	8,749
Total revenue	41,372	32,745	118,883	92,811

Operating expenses:
Cost of service revenue	7,544	5,584	22,046	15,579
Cost of product revenue	3,959	4,041	11,690	11,171
Research and development	3,868	3,325	10,770	8,301
Sales and marketing	20,559	16,051	59,159	42,868
General and administrative	4,617	5,547	12,388	11,444
Gain on patent sale	-	-	(1,000)	-
Total operating expenses	40,547	34,548	115,053	89,363
Income (loss) from operations	825	(1,803)	3,830	3,448
Other income, net	246	586	623	602
Income (loss) from continuing operations before
provision (benefit) for income taxes	1,071	(1,217)	4,453	4,050
Provision (benefit) for income taxes	627	(1,306)	2,710	481
Income from continuing operations	444	89	1,743	3,569
Income from discontinued operations, net of income tax provision	-	-	-	301
Gain on disposal of discontinued operations,
net of income tax provision of $463	-	-	-	589
Net income	$444	$89	$1,743	$4,459

Income per share - continuing operations:
Basic	$0.01	$0.00	$0.02	$0.05
Diluted	$0.01	$0.00	$0.02	$0.05
Income per share - discontinued operations:
Basic	$0.00	$0.00	$0.00	$0.01
Diluted	$0.00	$0.00	$0.00	$0.01
Net income per share:
Basic	$0.01	$0.00	$0.02	$0.06
Diluted	$0.01	$0.00	$0.02	$0.06
Weighted average number of shares:
Basic	89,594	79,742	89,107	75,071
Diluted	91,974	83,182	91,752	78,389

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cost of service revenue	$201	$101	$476	$237
Cost of product revenue	-	-	-	-
Research and development	420	339	1,049	634
Sales and marketing	966	660	2,620	1,400
General and administrative	1,047	2,132	2,344	2,974
	$2,634	$3,232	$6,489	$5,245

8X8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,	March 31,
	2014	2014
ASSETS
Current assets
Cash and cash equivalents	$52,598	$59,159
Short-term investments	135,291	47,181
Accounts receivable, net	7,233	5,503
Inventory	532	811
Deferred tax assets	1,732	2,065
Other current assets	2,932	2,214
Total current assets	200,318	116,933
Long-term investments	-	72,021
Property and equipment, net	10,179	7,711
Intangible assets, net	13,032	15,095
Goodwill	37,496	38,461
Non-current deferred tax asset	45,686	47,797
Other assets	1,307	1,185
Total assets	$308,018	$299,203

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$7,272	$6,789
Accrued compensation	6,612	4,583
Accrued warranty	423	660
Deferred revenue	1,491	1,857
Other accrued liabilities	4,254	4,232
Total current liabilities	20,052	18,121

Other liabilities	2,185	2,904
Total liabilities	22,237	21,025

Total stockholders' equity	285,781	278,178
Total liabilities and stockholders' equity	$308,018	$299,203

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended
	December 31,
	2014	2013
Cash flows from operating activities:
Net income	$1,743	$4,459
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	2,513	1,888
Amortization of intangible assets	1,687	1,074
Amortization of capitalized software	255	92
Net accretion of discount and amortization of premium on
marketable securities	659	-
Gain on disposal of discontinued operations	-	(589)
Gain on escrow settlement	-	(565)
Stock-based compensation	6,489	5,245
Deferred income tax provision	2,444	87
Other	268	490
Changes in assets and liabilities:
Accounts receivable, net	(2,062)	(1,104)
Inventory	235	(245)
Other current and noncurrent assets	(505)	(570)
Deferred cost of goods sold	(179)	211
Accounts payable	(736)	(1,290)
Accrued compensation	2,044	1,217
Accrued warranty	(237)	182
Accrued taxes and fees	561	62
Deferred revenue	(840)	757
Other current and non-current liabilities	(564)	172
Net cash provided by operating activities	13,775	11,573

Cash flows from investing activities:
Purchases of property and equipment	(4,523)	(2,081)
Cost of capitalized software	(456)	(590)
Acquisition of business, net of cash acquired	-	(18,474)
Proceeds from disposition of discontinued operations, net of transaction costs	-	3,000
Proceeds from maturity of investments	31,400	-
Sales of investments - available for sale	29,580	-
Purchases of investments - available for sale	(77,821)	-
Net cash used in investing activities	(21,820)	(18,145)

Cash flows from financing activities:
Capital lease payments	(115)	(26)
Repurchase of common stock	(1,723)	(320)
Proceeds from issuance of common stock, net of issuance costs	-	125,758
Proceeds from issuance of common stock under employee stock plans	2,666	2,959
Net cash provided by financing activities	828	128,371

Effect of exchange rate changes on cash	656	10
Net (decrease) increase in cash and cash equivalents	(6,561)	121,809

Cash and cash equivalents at the beginning of the period	59,159	50,305
Cash and cash equivalents at the end of the period	$52,598	$172,114

8x8, Inc.
Selected Operating Statistics
	Three Months Ended
	Dec. 31, 2013	March 31, 2014	June 30, 2014	Sept. 30, 2014	Dec. 31, 2014

Total business customers (1)	36,753	37,933	39,340	40,434	41,051
Business customer average monthly service revenue per customer (2)	$ 274	$ 287	$ 293	$ 299	$ 305
Monthly business service revenue churn	1.5%	1.2%	0.4%	0.9%	1.0%

Overall service margin	81%	79%	80%	79%	80%
Overall product margin	-34%	-23%	-9%	-8%	-11%
Overall gross margin	71%	70%	71%	72%	72%

(1)

Business customers are defined as customers paying for service. Customers that are currently in the 30-day trial period are considered to be customers that are paying for service. Customers subscribing to Virtual Office Solo, DNS or Cloud VPS services are not included as business customers.

(2)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

8x8, Inc.
RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income	$444	$89	$1,743	$4,459
Gain on patent sale	-	-	(1,000)	-
Gain on escrow settlement	-	(565)	-	(565)
Gain on disposal of discontinued operations	-	-	-	(589)
Non-cash tax adjustments	442	(1,502)	2,444	87
Amortization of acquired intangible assets	554	403	1,687	1,074
Stock-based compensation expense	2,634	3,232	6,489	5,245
Acquisition related expenses	-	672	-	815
Management transition	-	204	-	337
Non-GAAP net income	$4,074	$2,533	$11,363	$10,863

Weighted average number of shares:
Diluted	91,974	83,182	91,752	78,389

GAAP net income per share - Diluted	$0.01	$0.00	$0.02	$0.06
Gain on patent sale	-	-	(0.01)	-
Gain on escrow settlement	-	(0.01)	-	(0.01)
Gain on disposal of discontinued operations	-	-	-	(0.01)
Non-cash tax adjustments	-	(0.02)	0.02	-
Amortization of acquired intangible assets	0.01	0.01	0.02	0.02
Stock-based compensation expense	0.02	0.04	0.07	0.07
Acquisition related expenses	-	0.01	-	0.01
Management transition	-	-	-	-
Non-GAAP net income per share - Diluted	$0.04	$0.03	$0.12	$0.14

GAAP net income percentage of revenue	1%	0%	1%	5%
Gain on patent sale	-	-	-1%	-
Gain on escrow settlement	-	-2%	-	-1%
Gain on disposal of discontinued operations	-	-	-	-1%
Non-cash tax adjustments	1%	-4%	2%	-
Amortization of acquired intangible assets	1%	1%	2%	1%
Stock-based compensation expense	7%	10%	6%	7%
Acquisition related expenses	-	2%	-	1%
Management transition	-	1%	-	-
Non-GAAP net income percentage of revenue	10%	8%	10%	12%